Exhibit A

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of November 20, 2015, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common shares, par value $0.01 per share, and American Depositary Shares, each representing two Common Shares, of ATA Inc., an exempted company with limited liability existing under the laws of the Cayman Islands, and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Kevin Xiaofeng Ma

By:	/s/ Kevin Xiaofeng Ma

Able Knight Development Limited

By:	/s/ Kevin Xiaofeng Ma
Name: Kevin Xiaofeng Ma
Title: Director

Precious Time Holdings Limited

By:	/s/ Jamie Yu & Agatha Chee
Name: Jamie Yu & Agatha Chee
Title: Authorized Signatories

Ma Family Trust

By:	/s/ Jamie Yu & Agatha Chee
Name: Jamie Yu & Agatha Chee
Title: Authorized Signatories

Joingear Limited

By:	/s/ Kevin Xiaofeng Ma
Name: Kevin Xiaofeng Ma
Title: Director